Exhibit 1.1

EXECUTION VERSION

6,500,000 Shares

Hercules Capital, Inc.

Common Stock

UNDERWRITING AGREEMENT

August 7, 2023

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, NY 10001

As Representatives of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Hercules Capital, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (each, an “Underwriter” and, collectively the “Underwriters”), for whom Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC are acting as representatives (in such capacity, the “Representatives”), an aggregate of 6,500,000 shares of common stock, par value $0.001 per share, of the Company (the “Firm Shares”).

The Company also proposes to issue and sell to the several Underwriters not more than an additional 975,000 shares of its common stock, par value $0.001 per share (the “Additional Shares”), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby, are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (No. 333-261732), as amended, and a related prospectus for the registration of the Shares and certain of the Company’s other securities under the Securities Act of 1933, as amended (the “Securities Act”), and the related rules and regulations of the Commission thereunder (the “Securities Act Rules and Regulations”), and the offer and sale thereof from time to time in accordance with Rule 415 of the Securities Act Rules and Regulations. Such registration statement became effective immediately upon its filing with the Commission on December 17, 2021. The registration statement, including all documents filed as a part thereof, and all documents incorporated by reference therein, and including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B or Rule 430C and Rule 424 under the Securities Act, and any post-effective amendment filed pursuant to Rule 462(b) or otherwise under the Securities Act, is hereinafter referred to as the “Registration Statement”; the prospectus, dated December 17, 2021, included in the Registration Statement at the time it became effective on December 17, 2021, (including all documents incorporated by reference therein, and the information, if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430B or Rule 430C and Rule 424 under the Securities Act) is hereinafter referred to as the “Base Prospectus”; the preliminary prospectus supplement dated August 7, 2023, filed with the Commission pursuant to Rule 424 under the Securities Act, is hereinafter referred to as the “Preliminary Prospectus Supplement” (and together with the Base Prospectus, the “Preliminary Prospectus”); the prospectus supplement to be filed with the Commission pursuant to Rule 424 under the Securities Act after the execution and delivery of this Agreement is hereinafter referred to as the “Prospectus Supplement” (and together with the Base Prospectus, the “Prospectus”). For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act.

All references in this Agreement to financial statements and schedules and other information which is “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus, including those made pursuant to Rule 424 or Rule 497, as applicable, shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act (as defined below) which is or is deemed to be incorporated by reference in or otherwise deemed to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.

As used in this Agreement, the term “Applicable Time” means 7:30 p.m. (New York City time) on the date hereof or such other time as agreed by the Company and the Representatives.

1.	Representations and Warranties.

(a) The Company represents and warrants to, and agrees with, the Underwriters that:

(i) The Company meets the requirements for use of Form N-2ASR under the Securities Act and the Securities Act Rules and Regulations. At the time the Registration Statement became effective and on the date hereof, the Registration Statement complied in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations and did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Preliminary Prospectus, together with the pricing terms and other information set forth on Exhibit A hereto, all considered together (collectively, the “General Disclosure Package”) complied, as of its date, in all material respects, with the requirements of the Securities Act and the Securities Act Rules and Regulations, and the General Disclosure Package, any free writing prospectus, when considered together with the General Disclosure Package, and any individual Testing-the-Waters Communication, when considered together with the General Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus, as of the date of the Prospectus Supplement will comply in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations, and the Prospectus, as of the date of the Prospectus Supplement, the Closing Date and the Option Closing Date (each as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package or Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement, the General Disclosure Package or Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus Supplement furnished on behalf of each Underwriter: the first sentence of the eleventh paragraph under the caption “Underwriting” and the last paragraph under the caption “Underwriting—Other Relationships.”

(ii) The Registration Statement has become effective; the Commission has not issued, and is not, to the knowledge of the Company, threatening to issue, any stop order under the Securities Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented).

(iii) The Company has elected to be regulated by the Commission as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and has not withdrawn that election, and the Commission has not ordered that such election be withdrawn nor to the best of the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission. All required action has or will have been taken under the Securities Act and the Securities Act Rules and Regulations, the Investment Company Act and any state securities laws and regulations to make the public offering and the issuance and sale of the Shares by the Company, and the provisions of the Company’s articles of incorporation and bylaws comply as to form in all material respects with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder.

(iv) To the Company’s knowledge, PricewaterhouseCoopers LLP, the accounting firm that audited the financial statements of the Company set forth in the Registration Statement, the General Disclosure Package and Prospectus, is an independent registered accounting firm as required by the Securities Act and the Securities Act Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(v) The financial statements, together with the related schedules and notes thereto, of the Company set forth in the Registration Statement, the General Disclosure Package and the Prospectus fairly present in all material respects the results of operations and financial condition of the Company and its Subsidiaries (as defined below) as of the dates indicated and the results of their operations for the respective periods specified, and are prepared in conformity with U.S. generally accepted accounting principles and the selected financial information and data included in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared on a basis consistent with that of the books and records of the Company.

(vi) The Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, has full corporate power and authority to conduct its business as described in the General Disclosure Package and the Prospectus; (B) has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (C) is duly licensed or qualified to do business as a foreign corporation and in good standing in the District of Columbia and the States of California, Connecticut, Delaware, Illinois, Massachusetts, New York and Texas, and these are the only jurisdictions where the Company is required to be qualified or licensed or in good standing, except where the failure to be so qualified or licensed or to be in good standing would not result in a material adverse effect upon the financial condition, prospects, business or results of operations of the Company (“Material Adverse Effect”).

(vii) All of the Company’s wholly owned subsidiaries are set forth in Schedule II hereto (the “Subsidiaries”) and each entity listed on Schedule II has been duly formed under the laws of, is licensed or qualified to do business, and is in good standing in, each jurisdiction listed respectively on Schedule II. The jurisdictions listed on Schedule II are the only jurisdictions where such Subsidiaries are required to be licensed or qualified to do business or in good standing except where the failure of the Subsidiaries to be so qualified or licensed or to be in good standing would not result in a Material Adverse Effect.

(viii) Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its respective charter or bylaws or governing documents. Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject (collectively, the “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect.

(ix) The Company’s authorized capitalization is as set forth in the General Disclosure Package and the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description thereof in the General Disclosure Package and the Prospectus under the heading “Description of Capital Stock”; the Shares have been duly authorized by all requisite corporate action on the part of the Company for the issuance and sale of the Shares to the Underwriters pursuant to this Agreement and, when the Shares are delivered and paid for pursuant to this Agreement on the Closing Date or Option Closing Date, as applicable, such Shares will have been validly issued and fully paid and non-assessable. The stockholders of the Company have no preemptive rights with respect to the Shares and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive rights of any security holder.

(x) Except as set forth in the General Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Company and its Subsidiaries have not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, other than in the ordinary course of business, that are material to the Company and its Subsidiaries taken as a whole, (B) there has not been any material change in the capital stock of the Company, or any material adverse change, or, to the Company’s knowledge, any development involving a prospective material adverse change, in the condition (financial or otherwise), business, net worth, property or results of operations of the Company and its Subsidiaries taken as a whole (excluding changes due to investment activities in the ordinary course of business), (C) there has been no dividend or distribution declared or paid in respect of the Company’s capital stock and (D) the Company and its Subsidiaries have not incurred any short-term debt or long-term debt that is, in either case, material with respect to the Company and its Subsidiaries taken as a whole (excluding debt resulting from a draw down on the Company’s credit facilities).

(xi) There is no pending or, to the knowledge of the Company, threatened action, suit or proceeding, legal or governmental, to which the Company or any of its Subsidiaries is a party, before or by any court or governmental agency or body, that is required to be described in the General Disclosure Package or the Prospectus and is not so described.

(xii) There are no contracts, agreements or understandings of the Company or any of its Subsidiaries that are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Rules and Regulations that have not been so filed or incorporated by reference therein as permitted by the Securities Act Rules and Regulations.

(xiii) This Agreement has been duly authorized, executed and delivered by the Company.

(xiv) The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated herein and in the General Disclosure Package and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach or violation of any of the terms and provisions of, constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and Instruments, except for such conflicts, breaches, defaults or Repayment Events that would not result in a Material Adverse Effect, nor will such action result in any violation of the Company’s or any of its Subsidiaries’ charter, bylaws or other organizational documents, or any order, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries prior to the scheduled maturity thereof.

(xv) No consent, approval, authorization, notification or order of, or filing with, any court or governmental agency or body is required for the consummation by the Company or any of its Subsidiaries of the transactions contemplated by this Agreement, except (A) such as may be required by the securities or Blue Sky laws of the various states, the rules and regulations of the FINRA (as defined below) or the securities laws of any jurisdiction outside of the United States in connection with the offer and sale of the Shares; and (B) prior to the Closing Date, in connection with the application to list the Shares on the New York Stock Exchange (“NYSE”).

(xvi) This Agreement complies as to form in all material respects with all applicable provisions of the Investment Company Act.

(xvii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(xviii) There are no material restrictions, limitations or regulations with respect to the ability of the Company or its Subsidiaries to invest its assets as described in the Registration Statement, the General Disclosure Package or the Prospectus, other than as described therein.

(xix) Any third-party statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(xx) The Shares have been authorized for listing on the NYSE, subject to official notice of issuance or sale of the Shares, as the case may be.

(xxi) Except as described in the General Disclosure Package and the Prospectus, the Company and each of its Subsidiaries have all necessary licenses, authorizations, consents and approvals and have made all necessary filings required under any federal, state or local law, regulation or rule, and have obtained all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct their business as described under the heading “Business” in the General Disclosure Package and the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals is not, alone or in the aggregate, reasonably likely to result in a Material Adverse Effect; neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval of any federal, state or local law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries, the effect of which is reasonably likely to result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notification or communication from any agency or department of federal, state, or local government or any regulatory authority or the staff thereof threatening to revoke or modify any license, authorization, consent or approval, which alone or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to result in a Material Adverse Effect.

(xxii) Except as disclosed in the General Disclosure Package and the Prospectus under the caption “Certain Relationships and Related Transactions,” the Company and its Subsidiaries have not entered into any transaction with any person which would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

(xxiii) Except as otherwise disclosed in the General Disclosure Package and the Prospectus, as of the date thereof, no extension of credit has been made by the Company to an executive officer or director of the Company in violation of Section 402 of the Sarbanes-Oxley Act of 2002 (“SOX”).

(xxiv) Except with respect to the Underwriters or as disclosed in the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the issuance and sale of the Shares.

(xxv) The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and is listed on the NYSE, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(xxvi) The Company (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price or any security of the Company to facilitate the issuance or the sale or resale of the Shares, (B) has not since the filing of the Registration Statement, except in connection with any sales of Common Stock made under the Company’s equity distribution agreement, sold, bid for or purchased, or paid anyone compensation for soliciting purchases of, shares of Common Stock of the Company and (C) will not, until the completion of the distribution (within the meaning of Regulation M under the Exchange Act), of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company; provided, that any action in connection with the Company’s dividend reinvestment plan will not be deemed to be within the restrictions of this Section 1.

(xxvii) Except as described in the General Disclosure Package and the Prospectus, since January 1, 2006, the Company has been organized and operated, and currently is organized and operated, in conformance with the requirements to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code”).

(xxviii) The Company has been organized and operated as, and currently is organized and operated, in material conformance with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder applicable to business development companies.

(xxix) The provisions of the corporate charter and by-laws of the Company and the investment objective, policies and restrictions described in the Registration Statement, the General Disclosure Package and the Prospectus are not inconsistent with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder applicable to a business development company, and the provisions of the organizational documents of each of the Subsidiaries and the operations of each of the Subsidiaries allow the Company to be in compliance in all material respects with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder applicable to a business development company.

(xxx) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in the eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Since the Company’s most recent audited fiscal year, there have been, to the Company’s knowledge, no changes in the Company’s internal controls over financial reporting that could significantly affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxxi) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxxii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-14 and 15d-14 under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officers or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

(xxxiii) The Company and its officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of SOX and the rules and regulations promulgated thereunder.

(xxxiv) Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any affiliate, director, officer, or employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).

(xxxv) The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020, (collectively, the “Anti-Money Laundering Laws”).

(xxxvi) Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate, or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)

the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or

(B)

located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).

(xxxvii) The Company and each of its subsidiaries have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

(xxxviii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)

to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions;

(B)	to fund or facilitate any money laundering or terrorist financing activities; or

(C)

in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(xxxix) The Company and its subsidiaries have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

(xl) The Company and the Subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or the Subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”), except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) the Company is not aware of any action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation.

(xli) The Company and the Subsidiaries have taken all technical and organizational measures reasonably necessary to protect the information technology systems and Data used in connection with the operation of the Company’s and the Subsidiaries’ businesses. Without limiting the foregoing, the Company and the Subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and the Subsidiaries’ businesses (“Breach”). There has been no such Breach, and the Company and the Subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(xlii) The Company’s wholly-owned, small business investment company subsidiary, Hercules Capital IV, L.P. has been organized and operated as, and currently are organized and operated, in material conformance with the requirements of the Small Business Investment Act of 1958 and the rules and regulations promulgated thereunder applicable to small business investment companies.

(xliii) Except for Gibraltar Business Capital LLC and Gibraltar Equipment Finance, LLC, the Subsidiaries of the Company do not have employees or employ personnel.

(xliv) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(xlv) The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(xlvi) The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Preliminary Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed or will conform in all material respects to the requirements of the Exchange Act.

(xlvii) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the date hereof, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the date hereof; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(b) Any certificate required by this Agreement that is signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters, as to the matters covered thereby.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Underwriters, and each Underwriter, upon the basis of the representations, warranties and covenants herein contained, but subject to the conditions hereinafter stated, agree to purchase, severally and not jointly, from the Company the number of Firm Shares set forth opposite the name of each underwriter on Schedule I hereof, plus any additional Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9, at $16.6064 per share (“Purchase Price”); provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, from the Company, the Additional Shares at the Purchase Price. The Representatives may exercise this right, on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than thirty (30) days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one (1) business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten (10) business days after the date of such notice. Additional Shares may be purchased as provided in this Section 2 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Public Offering of Shares. The Underwriters advise the Company that they propose to make a public offering of their respective proportion of the Shares as soon after this Agreement has been executed and delivered as in its judgment is advisable.

The Company is further advised by the Underwriters that the Shares are to be offered to the public from time to time at variable prices.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company by the wire transfer of immediately available funds to the order of the Company against delivery of such Firm Shares through the facilities of DTC for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on August 10, 2023, or at such other time on the same or such other date, no later than three (3) business days after the date of this Agreement as the Underwriters and the Company may agree upon in writing. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company by the wire transfer of immediately available funds to the order of the Company against delivery of such Additional Shares through the facilities of DTC for the respective accounts of the several Underwriters at

10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than September 5, 2023, as shall be designated in writing by the Representatives.

Certificates for the Firm Shares and the Additional Shares shall be transferred electronically and registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and the Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the account of the Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor. The Firm Shares and Additional Shares shall be delivered through the facilities of The Depository Trust Company.

5. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To notify the Underwriters promptly following the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and the suspension of the qualification of the Shares for offering or sale in any jurisdiction. The Company will make every reasonable effort to prevent the issuance of any stop order described in this subsection hereunder and, if any such stop order is issued, to use commercially reasonable efforts to obtain the lifting thereof at the earliest possible moment, and to advise the Underwriters promptly of any examination pursuant to Section 8(e) of the Securities Act or of the Company becoming the subject of a proceeding under Section 8A of the Securities Act in connection with any offering of the Shares.

(b) To give the Underwriters notice of any intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus proposed for use by the Underwriters in connection with the offering, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether such revised prospectus is required to be filed pursuant to Rule 424(b) or Rule 497 of the Securities Act Rules and Regulations), whether required to be filed pursuant to the Investment Company Act, the Securities Act or otherwise, and to furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and to not file any such amendment or supplement to which the Underwriters or counsel for the Underwriters shall reasonably object, except as may be required by applicable law; provided, however, in the event of any such objection, the Underwriters agree to cooperate with the Company to ensure that an acceptable filing can be promptly made.

(c) To furnish, upon request and without charge, to the Underwriters a signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5(d) below, as many copies of the Preliminary Prospectus and Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(d) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in writing within two business days after receipt, and to file with the Commission within the applicable period specified in Rule 424(b) or Rule 497,as the case may be, under the Securities Act any prospectus required to be filed pursuant to such rule.

(e) If any event shall occur or a condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Company in consultation with counsel for the Underwriters, to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, to forthwith amend or supplement the Registration Statement or Prospectus by preparing and filing with the Commission (and furnishing to the Underwriters a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to, the Prospectus (in form and substance satisfactory to counsel for the Underwriters), at the Company’s expense, which will amend or supplement the Registration Statement or the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances under which they were made, be misleading when the Prospectus is delivered to a purchaser, and the Underwriters and their counsel agree to cooperate with the Company to ensure that an acceptable filing can be promptly made.

(f) If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(g) The Company represents and agrees that, without the prior consent of the Representatives, (i) it will not distribute any offering material other than the Registration Statement, the Prospectus and the Additional Disclosure Items, and (ii) it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act and which the parties agree, for the purposes of this Agreement, includes (x) any “advertisement” as defined in Rule 482 under the Securities Act; and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any in-person roadshow or investor presentations (including slides and scripts relating thereto) made to investors on behalf of the Company (the materials and information referred to in this Section 5(g) are herein referred to as an “Additional Disclosure Item”); any Additional Disclosure Item, the use of which has been consented to by the Representatives, is listed on Schedule III hereto.

(h) To endeavor, in cooperation with the Underwriters and their counsel, to assist such counsel to qualify the Shares for offer and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process, or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified. The Company will file such statements and reports as may be required to consummate the transactions contemplated hereby by the laws of each jurisdiction in which the Shares have been qualified as above provided.

(i) For a period of 30 days from the date of this Agreement, to not, without the prior consent of Morgan Stanley & Co. LLC, directly or indirectly sell, offer to sell, enter into any agreement to sell, or otherwise dispose of, any equity or equity related securities of the Company or securities convertible into such securities, other than issuances of Common Stock pursuant to any employee or director compensation, dividend reinvestment, savings, or benefit plan, or distributions to the Company’s directors upon that individual’s election to receive shares of the company’s Common Stock in lieu of a cash retainer.

(j) To apply the net proceeds received by the Company from the sale of the Shares sold by it as set forth under “Use of Proceeds” in the General Disclosure Package and the Prospectus.

(k) To use its best efforts to maintain its status as a business development company under the Investment Company Act, except unless authorized by the vote of a majority of the outstanding voting securities of the Company as defined by the Investment Company Act.

(l) To use its best efforts to conform with the applicable requirements to be treated as a regulated investment company under Subchapter M of the Code for so long as the Company is a business development company under the Investment Company Act.

(m) Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, not to take, directly or indirectly, any action designed to cause or to result in, or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the sale or resale of the Shares; provided, however, that any action in connection with the Company’s dividend reinvestment plan, to the issuance of shares of the Company’s Common Stock to the Company’s directors upon that individual’s election to receive shares of the company’s Common Stock in lieu of a cash retainer, or in connection with any sales of Common Stock made under the Company’s equity distribution agreement each will be deemed to be within the meaning of this Section 5.

(n) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of counsel for the Company and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Preliminary Prospectus and the Prospectus, and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, in the quantities hereinabove specified, (ii) the printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance and delivery of the Shares, (iii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iv) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (v) all filing fees, reasonable disbursements and up to $10,000 in reimbursement of Underwriters’ counsel fees incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc. (“FINRA”), if any, (vi) any fees charged by the rating agencies for the rating of the Shares, (vii) the cost of printing certificates representing the Shares, (viii) the fees and expenses incurred in connection with listing the Shares on the NYSE, (ix) the fees and expenses of any transfer agent, registrar or depositary in connection with the issuance of the Shares, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and, with the prior approval of the Company, the cost of any aircraft chartered in connection with the road show and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and in Section 7, entitled “Indemnification and Contribution,” the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(o) To make generally available to the Company’s security holders and to you, as soon as reasonably practicable, an earnings statement for the purposes of and to provide the benefits contemplated by Section 11(a) of the Securities Act and the Securities Act Rules and Regulations.

(p) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

6. Conditions of the Underwriters’ Obligations; Additional Covenants. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company’s officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein or its part to be performed and observed, and to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and any Option Closing Date, as the case may be, there shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business or operations of the Company, taken as a whole, from that set forth in the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares as contemplated hereby.

(b) On the Closing Date and any Option Closing Date, as the case may be, the Underwriters shall have received:

(i) The opinion, dated the Closing Date and the Option Closing Date, as the case may be, of Dechert LLP, counsel for the Company, in the form reasonably satisfactory to counsel for the Underwriters, and their negative assurance letter, dated the Closing Date and any Option Closing Date, as the case may be, in the form reasonably satisfactory to counsel for the Underwriters. In rendering such opinion, Dechert LLP may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials;

(ii) Such opinion or opinions, dated the Closing Date and any Option Closing Date, as the case may be, of Ropes & Gray LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(c) The Company shall have furnished to the Underwriters on the Closing Date and any Option Closing Date, as the case may be, a certificate of the Company, signed by the President or other senior officer of the Company, dated the Closing Date and any Option Closing Date, as the case may be, to the effect set forth in Section 6(a) above and to the effect that the signer of such certificate has carefully examined the Registration Statement, the General Disclosure Package, the Prospectus, any supplement to the Prospectus and this Agreement and that, to the best of his knowledge:

(i) the representations, warranties and covenants of the Company contained in this Agreement are true and correct in all material respects as of the date of the Agreement (except to the extent that any of such representations and warranties are already qualified as to materiality herein, in which case, such representations and warranties shall be true and correct without further qualification), and the Closing Date and any Option Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied in all material respects hereunder on or before the Closing Date and the Option Closing Date, as the case may be;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to his or her knowledge, threatened; and

(iii) since the date of the most recent balance sheet included in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business, net worth, results of operations or prospects of, the Company and its Subsidiaries taken as a whole (excluding changes due to investment activities in the ordinary course of business), except as set forth in or contemplated in the Prospectus.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d) On each of the date hereof, the Closing Date, and any Option Closing Date, as the case may be, the Underwriters shall have received from PricewaterhouseCoopers LLP, a letter, dated hereof, the Closing Date, and the Option Closing Date, as the case may be, in the form and substance reasonably satisfactory to the Representatives, and stating the conclusions and findings of such firm with respect to the financial information and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus ordinarily covered by accountants’ “comfort letters” in connection with registered public offerings; provided, however, that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof and, if applicable, the letter delivered on the Option Closing Date shall use a “cut-off date” of not more than three business days prior to the Option Closing Date.

(e) Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6, or (ii) any change in or affecting the business or properties of the Company, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Prior to the Closing Date and any Option Closing Date, as the case may be, the Company shall have furnished to the Representatives such further appropriate information, certificates and documents as the Representatives may reasonably request.

(g) The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between the Representatives and certain executive officers and directors of the Company relating to sales and certain other dispositions of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(h) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Closing Date.

(i) All filings with the Commission required by Rule 424(b) or Rule 497 of the Securities Act to have been filed by the Closing Date and any Option Closing Date, as the case may be, shall have been made within the applicable time period prescribed for such filing by such rule.

(j) The obligation of the Underwriters to purchase Additional Shares hereunder is subject to the delivery to the Underwriters on any Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company and its Subsidiaries, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

(k) Between the Applicable Time and the Closing Date and any Option Closing Date, as the case may be, there shall not have been any decrease in or withdrawal at the request of the Company of the rating of any debt of the Company or any Subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any notice given of any intended or potential decrease in or withdrawal at the request of the Company of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and no such organization shall have publicly announced it has under surveillance or review any such rating.

(l) The Company shall have furnished or caused to be furnished to the Underwriters on the date of this Agreement and the Closing Date and any Option Closing Date, as the case may be, a certificate of the Chief Financial Officer of the Company, dated the date hereof and the Closing Date and any Option Closing Date, as the case may be, in form and substance satisfactory to Underwriters.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be satisfactory in the form and substance to the Representatives and counsel to the Underwriters, this Agreement and all obligations of the Representatives hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph and confirmed in writing.

7. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, the Prospectus or an Additional Disclosure Item, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage or liability arises out or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriters through the Representatives specifically for use in the Registration Statement (or any amendment thereto), the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, the Preliminary Prospectus, the

General Disclosure Package or the Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omissions or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigation or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus Supplement furnished on behalf of each Underwriter: the first sentence of the eleventh paragraph under the caption “Underwriting” and the last paragraph under the caption “Underwriting—Other Relationships.”

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d).

(e) Notwithstanding any other provision of this Section 7, no party shall be entitled to indemnification and contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

8. Termination of Agreement.

(a) The obligations of the Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date or any Option Closing Date, as the case may be, by notice given to the Company if, prior to the delivery and payment for the Shares there shall have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, earnings, business, net worth, or properties of the Company and its Subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Shares; (ii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Shares, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the NYSE, the NYSE American LLC or the Nasdaq, or any

setting of minimum or maximum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Company on any securities exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York authorities; (vi) any major disruption of settlements of securities, payment, or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by the United States Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Shares or to enforce contracts for the sale of the Shares

9. Default of Underwriters.

(a) If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date, as the case may be, and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10.0% of the aggregate number of Shares the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, and not jointly, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10.0% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Shares after the Closing Date, this Agreement will not terminate as to the Shares purchased prior to termination). If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than 10.0% of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the aggregate number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. As used in this Agreement, the term “Underwriter” also includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations.

The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If the purchase of the Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, Section 8(a)(ii), Section 8(a)(iii), Section 8(a)(v), Section 8(a)(vi) or Section 8(a)(vii), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Shares, and the respective obligations of the Company and the Underwriters pursuant to Section 7 hereof shall also remain in effect. In addition, if any Shares have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 5 shall remain in effect.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to:

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, NY 10001

as Representatives of the several Underwriters

with a copy, which shall not constitute notice to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention:     Paul Tropp, Esq.

and if sent to the Company:

Hercules Capital, Inc.

400 Hamilton Avenue, Suite 310

Palo Alto, California 94301

Attention: Kiersten Zaza Botelho

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. The term “successors and assigns” as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from the Underwriters.

13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether any Underwriter has advised or is advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company. If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriters.

14. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, which may include the name and address of their clients, as well as other information that will allow the Underwriters to properly identify their clients.

15. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

18. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

19. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriters.

[Signature Pages Follow]

Very truly yours,

HERCULES CAPITAL, INC.

By:	/s/ Seth H. Meyer
Name:	Seth H. Meyer
Title:	Chief Financial Officer

The foregoing Agreement is hereby confirmed and

accepted as of the date first above written by:

MORGAN STANLEY & CO. LLC

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

As Representatives of the several Underwriters named in Schedule I hereto

MORGAN STANLEY & CO. LLC

By:	/s/ Jyri Wilska
Name: Jyri Wilska
Title: Managing Director

UBS SECURITIES LLC

By:	/s/ John Delgado
Name: John Delgado
Title: Director

By:	/s/ Matthew Neuber
Name: Matthew Neuber
Title: Associate Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Jaime Cohen
Name: Jaime Cohen
Title: Managing Director

SCHEDULE I

Underwriters	Number of Firm Shares to be Purchased
Morgan Stanley & Co. LLC	2,112,500
UBS Securities LLC	1,300,000
Wells Fargo Securities, LLC	1,300,000
Goldman Sachs & Co. LLC	552,500
Jefferies LLC	520,000
Keefe, Bruyette & Woods, Inc.	552,500
Compass Point Research & Trading, LLC	65,000
Citizens JMP Securities, LLC	65,000
MUFG Securities Americas Inc.	32,500

Total:	6,500,000

SCHEDULE II

HERCULES CAPITAL, INC.

1.	Hercules Capital IV, L.P.

Jurisdictions of Operations: Delaware, Connecticut, California, Massachusetts, New York and the District of Columbia

2.	Hercules Funding IV, LLC

Jurisdictions of Operations: Delaware and California

3.	Hercules Capital Funding 2022-1 LLC

Jurisdictions of Operations: Delaware and California.

4.	Hercules Capital Funding Trust 2022-1

Jurisdiction of Operations: Delaware

5.	Hercules Technology Management LLC

Jurisdictions of Operations: Delaware and California

6.	Hercules Technology Management Co II, Inc.

Jurisdictions of Operations: Delaware and California

7.	Hercules Technology Management Co IV LLC

Jurisdictions of Operations: Delaware and California

8.	Hercules Technology SBIC Management, LLC

Jurisdictions of Operations: Delaware, California, Connecticut, District of Columbia, Illinois, Massachusetts and New York

9.	HTGC UK Limited

Jurisdiction of Operations: United Kingdom

10.	Hercules Capital Management LLC

Jurisdictions of Operations: Delaware and California

11.	Hercules Adviser LLC

Jurisdictions of Operations: Delaware and California

12.	Hercules Private Credit Fund 1 L.P.

Jurisdictions of Operations: Delaware and California

13.	Hercules Private Global Venture Growth Fund GP I LLC

Jurisdictions of Operations: Delaware and California

14.	Hercules Private Global Venture Growth Fund I L.P.

Jurisdictions of Operations: Delaware and California

15.	HercGBC LLC

Jurisdictions of Operations: Delaware and California

16.	Gibraltar Acquisition LLC

Jurisdictions of Operations: Delaware and California

17.	Gibraltar Business Capital LLC

Jurisdictions of Operations: Delaware and California

18.	Gibraltar Equipment Finance, LLC

Jurisdictions of Operations: Delaware and California

19.	Hercules Venture Growth Credit Opportunities Fund 1 L.P.

Jurisdictions of Operations: Delaware and California

20.	Hercules Venture Growth Credit Opportunities Fund 2 L.P.

Jurisdictions of Operations: Delaware and California

21.	Hercules Venture Growth Credit Opportunities Fund GP I LLC

Jurisdictions of Operations: Delaware and California

SCHEDULE III

ADDITIONAL DISCLOSURE ITEMS

None.

Exhibit A

PRICING INFORMATION

Number of Shares:	6,500,000 shares

Offering Price:	$17.12

Exhibit B

LOCK-UP AGREEMENT FORM

August [●], 2023

Morgan Stanley & Co. LLC

UBS Securities LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

c/o Morgan Stanley & Co. LLC

      1585 Broadway

      New York, NY 10036

c/o UBS Securities LLC

      1285 Avenue of the Americas

      New York, NY 10019

c/o Wells Fargo Securities, LLC

      500 West 33rd Street, 14th Floor

      New York, NY 10001

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), UBS Securities LLC and Wells Fargo Securities, LLC, each acting as representatives (in such capacity, the “Representatives”) of the several Underwriters (as defined below) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Hercules Capital, Inc., a Maryland corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement, including the Representatives (the “Underwriters”), of certain shares (the “Shares”) of the of common stock, par value $0.001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 30 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift; provided that (i) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, unless such filing indicates in the footnotes thereto that such transfer was made in connection with a bona fide gift, and (ii) each donee or transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement, (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that (i) each distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (d) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

The undersigned further acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned hereby consents to receipt of this agreement in electronic form and understand and agree that this letter agreement may be signed electronically. If any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this agreement (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

(Address)